Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for September 30, 2020, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
September 30, 2020	BTO	John Hancock Financial			409735206
		Opportunities Fund

		For the period 7/1/2020-		For the fiscal year-to-date period
		9/30/2020		1/1/2020-9/30/2020 3
		Current	% of		% of
		Distribution	Current	Cumulative	Cumulative
Source		($)	Distribution	Distributions ($)	Distributions
Estimated Net Investment Income (1)		0.1663	30%	0.6073	37%
Estimated Short-Term Capital Gain (1)		0.0000	0%	0.0000	0%
Estimated Long-Term Capital Gain (1)		0.0000	0%	0.5601	34%
Estimated Return of Capital (1), (2)		0.3837	70%	0.4809	29%
Total (per common share)		0.5500	100%	1.6483	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on January 1, 2020, and will end on December 31, 2020.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for December 31, 2020, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
December 31, 2020	BTO	John Hancock Financial			409735206
		Opportunities Fund

		For the period 10/1/2020-		For the fiscal year-to-date period
		12/31/2020		1/1/2020-12/31/2020 3
		Current	% of		% of
		Distribution	Current	Cumulative	Cumulative
Source		($)	Distribution	Distributions ($)	Distributions
Estimated Net Investment Income (1)		0.1784	32%	0.7738	35%
Estimated Short-Term Capital Gain (1)		0.0000	0%	0.0000	0%
Estimated Long-Term Capital Gain (1)		0.3716	68%	0.9608	44%
Estimated Return of Capital (1), (2)		0.0000	0%	0.4610	21%
Total (per common share)		0.5500	100%	2.1956	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1595 (29%) and $0.6367 (29%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on January 1, 2020, and will end on December 31, 2020.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.